Exhibit (d)(1165)

SUPPLEMENTAL INDENTURE
between
PROSPECT CAPITAL CORPORATION
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee
Dated as of the date set forth on Exhibit B hereto.

SUPPLEMENTAL INDENTURE
THIS SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), which shall be deemed the enumerated supplemental indenture as stated in Exhibit B hereto, is between Prospect Capital Corporation, a Maryland corporation (the "Company"), and U.S. Bank National Association, as trustee (the "Trustee"). All capitalized terms used herein shall have the meaning set forth in the Base Indenture (as defined below).
RECITALS OF THE COMPANY
The Company and the Trustee executed and delivered an Indenture, dated as of February 16, 2012, as amended by that certain Agreement of Resignation, Appointment and Acceptance, dated as of March 12, 2012, by and between the Company, the Trustee, and American Stock Transfer & Trust Company, LLC (the "Base Indenture" and, as supplemented by one or more supplemental indentures, including this Supplemental Indenture, the "Indenture"), to provide for the issuance by the Company from time to time of the Company's unsecured debentures, notes or other evidences of indebtedness (the "Securities"), to be issued in one or more series as provided in the Indenture.
The Company desires to issue and sell the aggregate principal amount as listed in Exhibit B hereto of the Company's senior notes as described in Exhibit B attached hereto (the "Notes").
Sections 9.01(5) and 9.01(7) of the Base Indenture provide that without the consent of Holders of the Securities of any series issued under the Indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture to (i) change or eliminate any of the provisions of the Indenture when there is no Security Outstanding of any series created prior to the execution of a supplemental indenture that is entitled to the benefit of such provision and (ii) establish the form or terms of Securities of any series as permitted by Section 2.01 and Section 3.01 of the Base Indenture.
The Company desires to establish the form and terms of the Notes and to modify, alter, supplement and change certain provisions of the Base Indenture for the benefit of the Holders of the Notes (except as may be provided in a future supplemental indenture to the Indenture ("Future Supplemental Indenture")).
The Company has duly authorized the execution and delivery of this Supplemental Indenture to provide for the issuance of the Notes and all acts and things necessary to make this Supplemental Indenture a valid, binding, and legal obligation of the Company and to constitute a valid agreement of the Company, in accordance with its terms, have been done and performed.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I
TERMS OF THE NOTES
Section 1.01    Terms of the Notes. The following terms relating to the Notes are hereby established:
(a)    The Notes shall constitute a series of Securities having the title as stated in Exhibit B hereto and shall be designated as Senior Securities under the Indenture. The Notes shall bear a CUSIP number and an ISIN number as stated in Exhibit B hereto.
(b)    The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.04, 3.05, 3.06, 9.06 or 11.07 of the Base Indenture) shall be as stated in Exhibit B attached hereto. Under a Board Resolution, Officers' Certificate pursuant to Board Resolutions or an indenture supplement, the Company may from time to time, without the consent of the Holders of Notes, issue additional Notes (in any such case "Additional Notes") having the same ranking and the same interest rate, maturity and other terms as the Notes. Any Additional Notes and the existing Notes will constitute a single series under the Indenture and all references to the relevant Notes herein shall include the Additional Notes unless the context otherwise requires.
(c)    The entire outstanding principal of the Notes shall be payable on the maturity date as identified on Exhibit B attached hereto.
(d)    If the Notes are identified as "Fixed" on Exhibit B, the rate at which the Notes shall bear interest shall be the percentage per annum identified as the "Coupon Rate" on Exhibit B attached hereto; and if the Notes are identified as "Step" on Exhibit B, the rates at which the Notes shall bear interest shall be the percentages per annum during the corresponding periods as identified in the applicable footnote under the "Coupon Rate" on Exhibit B attached hereto (the "Applicable Interest Rate"). The date from which interest shall accrue on the Notes shall be on the date specified in Exhibit B attached hereto, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be as identified in Exhibit B attached hereto of each year, commencing on the date as identified as the 1st Coupon Date in Exhibit B hereto (if an Interest Payment Date falls on a day that is not a Business Day, then the applicable interest payment will be made on the next succeeding Business Day and no additional interest will accrue as a result of such delayed payment); the initial interest period will be the period from and including the date as identified as the 1st Coupon Date in Exhibit B hereto (or the most recent Interest Payment Date to which interest has been paid or provided for), to, but excluding, the initial Interest Payment Date, and the subsequent interest periods will be the periods from and including an Interest Payment Date to, but excluding, the next Interest Payment Date or the Stated Maturity, as the case may be; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the Person in whose name the Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the record dates as identified in Exhibit B hereto (whether or not a Business Day), as the case may be, next
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preceding such Interest Payment Date. The initial interest payment on the Notes on the date as identified as the 1st Coupon Date in Exhibit B hereto, or the initial Interest Payment Date, shall be equal to amount identified as the 1st Coupon Amount in Exhibit B hereto. Payment of principal of (and premium, if any) and any such interest on the Notes will be made at the Corporate Trust Office of the Trustee in New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.
(e)    The Notes shall be initially issuable in global form (each such Note, a "Global Note"). The Global Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A hereto. Each Global Note shall represent the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Security Registrar, in accordance with Sections 2.03 and 3.05 of the Indenture.
(f)    The depositary for such Global Notes (the "Depositary") shall be The Depository Trust Company, New York, New York. The Security Registrar with respect to the Global Notes shall be the Trustee.
(g)    The Notes shall be defeasible pursuant to Section 14.02 or Section 14.03 of the Base Indenture. Covenant defeasance contained in Section 14.03 of the Base Indenture shall apply to the covenants contained in Sections 10.06 and 10.08 of the Indenture.
(h)    The Notes shall be redeemable pursuant to Section 11.01 of the Base Indenture and as follows:
(i)    The Notes will be redeemable in whole or in part at any time or from time to time, at the option of the Company, on or after the date identified as the Optional Redemption Date in Exhibit B hereto, at a redemption price of $1,000 per Note plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption.
(ii)    Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, to each Holder of the Notes to be redeemed, not less than five (5) nor more than sixty (60) days prior to the Redemption Date, at the Holder's address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 11.04 of the Base Indenture.
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(iii)    Any exercise of the Company's option to redeem the Notes will be done in compliance with the Investment Company Act.
(iv)    If the Company elects to redeem only a portion of the Notes, the Trustee will determine the method for selecting the particular Notes to be redeemed, in accordance with the Investment Company Act.
(v)    Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes called for redemption hereunder.
(i)    The "Survivor's Option" is defined in Section 2.01 and, if applicable to the Notes, is a provision in a Note pursuant to which the Company agrees to repay that Note, if requested by the authorized representative of the beneficial owner of that Note, following the death of the beneficial owner of the Note, so long as the Note was owned by that beneficial owner or the estate of that beneficial owner at least six months prior to the request. The Survivor's Option, if applicable, shall be so specified under "Survivor's Option" on Exhibit B attached hereto.

Upon the valid exercise of any Survivor's Option and the proper tender of that Note for repayment, the Company will, at its option, repay or repurchase that Note, in whole or in part, at a price equal to 100% of the principal amount of the deceased beneficial owner's interest in that Note plus unpaid interest accrued to the date of repayment.

To be valid, any Survivor's Option must be exercised by or on behalf of the person who has authority to act on behalf of the deceased beneficial owner of the Note (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner) under the laws of the applicable jurisdiction.

The death of a person holding a beneficial ownership interest in a Note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder's spouse, will be deemed the death of a beneficial owner of that Note, and the entire principal amount of the Note so held will be subject to repayment by us upon request. However, the death of a person holding a beneficial ownership interest in a Note as tenant in common with a person other than such deceased holder's spouse will be deemed the death of a beneficial owner only with respect to such deceased person's interest in the Note.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a Note will be deemed the death of the beneficial owner of that Note for purposes of any Survivor's Option, regardless of whether that beneficial owner was the registered holder of that Note, if entitlement to those interests can be established to the satisfaction of the Trustee. A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a
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husband and wife. In addition, a beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interests in the applicable Note during his or her lifetime.

The Company has the discretionary right to limit the aggregate principal amount of Notes as to which exercises of any Survivor's Option shall be accepted by us from authorized representatives of all deceased beneficial owners in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the principal amount of all Notes outstanding as of the end of the most recent calendar year. The Company also has the discretionary right to limit to $250,000 in any calendar year the aggregate principal amount of Notes as to which exercises of any Survivor's Option shall be accepted by us from the authorized representative of any individual deceased beneficial owner of Notes in such calendar year. In addition, the Company will not permit the exercise of any Survivor's Option except in principal amounts of $1,000 and multiples of $1,000. An otherwise valid election to exercise any Survivor's Option may not be withdrawn. Each election to exercise any Survivor's Option will be accepted in the order that elections are received by the Trustee, except for any Note the acceptance of which would contravene any of the limitations described in the preceding paragraph. Notes accepted for repayment through the exercise of any Survivor's Option normally will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of the acceptance. For example, if the acceptance date of a Note tendered through a valid exercise of any Survivor's Option is September 1, 2011, and interest on that Note is paid monthly, the Company would normally, at its option, repay that Note on the interest payment date occurring on October 15, 2011, because the September 15, 2011 interest payment date would occur less than 20 days from the date of acceptance. Each tendered Note that is not accepted in any calendar year due to the application of any of the limitations described in the preceding paragraph will be deemed to be tendered in the following calendar year in the order in which all such Notes were originally tendered. If a Note tendered through a valid exercise of any Survivor's Option is not accepted, the Trustee will deliver a notice by first-class mail to the registered holder, at that holder's last known address as indicated in the Note register, that states the reason that Note has not been accepted for repayment.

With respect to Notes represented by a Global Note, DTC or its nominee is treated as the holder of the Notes and will be the only entity that can exercise any Survivor's Option for such Notes. To obtain repayment pursuant to exercise of any Survivor's Option for a Note, the deceased beneficial owner's authorized representative must provide the following items to the broker or other entity through which the beneficial interest in the Note is held by the deceased beneficial owner:
•    a written instruction to such broker or other entity to notify DTC of the authorized representative's desire to obtain repayment pursuant to exercise of such Survivor's Option;
•    appropriate evidence satisfactory to the Trustee (a) that the deceased was the beneficial owner of the Note at the time of death and his or her interest in the Note was owned by the deceased beneficial owner or his or her estate at least six months prior to the request for repayment, (b) that the death of the beneficial owner has occurred, (c) of
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the date of death of the beneficial owner, and (d) that the representative has authority to act on behalf of the beneficial owner;
•    if the interest in the Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from the nominee attesting to the deceased's beneficial ownership of such Note;
•    written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;
•    if applicable, a properly executed assignment or endorsement;
•    tax waivers and any other instruments or documents that the Trustee reasonably requires in order to establish the validity of the beneficial ownership of the Note and the claimant's entitlement to payment; and
•    any additional information the Trustee reasonably requires to evidence satisfaction of any conditions to the exercise of any Survivor's Option or to document beneficial ownership or authority to make the election and to cause the repayment of the Note.
In turn, the broker or other entity will deliver each of these items to the Trustee, together with evidence satisfactory to the Trustee from the broker or other entity stating that it represents the deceased beneficial owner.
The death of a person owning a Note in joint tenancy or tenancy by the entirety with another or others shall be deemed the death of the holder of the Note, and the entire principal amount of the Note so held shall be subject to repayment, together with interest accrued thereon to the repayment date. The death of a person owning a Note by tenancy in common shall be deemed the death of a holder of a Note only with respect to the deceased holder's interest in the Note so held by tenancy in common; except that in the event a Note is held by husband and wife as tenants in common, the death of either shall be deemed the death of the holder of the Note, and the entire principal amount of the Note so held shall be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Note, shall be deemed the death of the holder thereof for purposes of this provision, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee and us. Such beneficial interest shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act, the Uniform Transfers to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements where one person has substantially all of the beneficial ownership interest in the Note during his or her lifetime.
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The Company retains the right to limit the aggregate principal amount of Notes as to which exercises of any Survivor's Option applicable to the Notes will be accepted in any one calendar year as described above. All other questions regarding the eligibility or validity of any exercise of any Survivor's Option will be determined by the Trustee, in its sole discretion, which determination will be final and binding on all parties.
(j)    The Notes shall not be subject to any sinking fund pursuant to Section 12.01 of the Base Indenture.
(k)    The Notes shall be issuable in denominations of $1,000 and integral multiples of $1,000 in excess thereof.
(l)    Holders of the Notes will not have the option to have the Notes repaid prior to the Stated Maturity.
ARTICLE II
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 2.01    Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article One of the Base Indenture shall be amended by adding the following defined terms to Section 1.01 in appropriate alphabetical sequence, as follows:
"'Exchange Act' means the Securities Exchange Act of 1934, as amended, and any statute successor thereto."
"'GAAP' means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time."
"'Investment Company Act' means the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations promulgated thereunder, to the extent applicable, and any statute successor thereto."
"'Survivor's Option' means, where applicable, the right of a holder of a Note to require the Company to repay such Note prior to its Stated Maturity upon the death of the owner of such Note, subject to the provisions hereof relating to such option."
ARTICLE III
REMEDIES
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Section 3.01    Intentionally left blank.
ARTICLE IV
COVENANTS
Section 4.01    Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Ten of the Base Indenture shall be amended by adding the following new Section 10.08 thereto, each as set forth below:
"Section 10.08        Section 18(a)(1)(A) of the Investment Company Act.
The Company hereby agrees that for the period of time during which Notes are Outstanding, the Company will not violate, whether or not it is subject to, Section 18(a)(1)(A) as modified by Section 61(a)(1) of the Investment Company Act or any successor provisions thereto of the Investment Company Act."
ARTICLE V
MISCELLANEOUS
Section 5.01    This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.
Section 5.02    In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 5.03    This Supplemental Indenture may be executed in any number of counterparts, each of which will be an original, but such counterparts will together constitute but one and the same Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, .pdf transmission, email or other electronic means shall constitute effective execution and delivery of this Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, .pdf transmission, email or other electronic means shall be deemed to be their original signatures for all purposes.
Section 5.04    The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Notes. All provisions included in this Supplemental Indenture supersede any conflicting provisions included in the Base Indenture with respect to the Notes, unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented by this Supplemental
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Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Supplemental Indenture.
Section 5.05    The provisions of this Supplemental Indenture shall become effective as of the date hereof.
Section 5.06    Notwithstanding anything else to the contrary herein, the terms and provisions of this Supplemental Indenture shall apply only to the Notes and shall not apply to any other series of Securities under the Indenture and this Supplemental Indenture shall not and does not otherwise affect, modify, alter, supplement or change the terms and provisions of any other series of Securities under the Indenture, whether now or hereafter issued and Outstanding.
Section 5.07    The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, the Notes or any Additional Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture, authenticate the Notes and any Additional Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of the Notes or any Additional Notes or the proceeds thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
PROSPECT CAPITAL CORPORATION
By:    /s/ Kristin Van Dask
    Name:    Kristin Van Dask
    Title:    Chief Financial Officer and
        Chief Compliance Officer
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:    /s/ Beverly A. Freeney
    Name:    Beverly A. Freeney
    Title:    Vice President

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EXHIBIT A

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED		REGISTERED

CUSIP No.	US74348GGX2
ISIN No.	US74348GGX25
PROSPECT CAPITAL CORPORATION
PROSPECT CAPITAL INTERNOTES®
THE FOLLOWING SUMMARY OF TERMS
IS SUBJECT TO THE INFORMATION SET FORTH ON THE REVERSE HEREOF:
PRINCIPAL AMOUNT: $1,173,000.00

ORIGINAL ISSUE DATE: January 13, 2022	INTEREST RATE: 3.250%	MATURITY DATE: January 15, 2027

ORIGINAL ISSUE DISCOUNT NOTE: N/A	TOTAL AMOUNT OF OID: N/A
ISSUE PRICE: (expressed as a percentage of aggregate principal amount): 100.000%
INTEREST PAYMENT DATES (check one if applicable)

☐ Monthly	☐ Quarterly
☒ Semi-annual	☐ Annual
REDEMPTION RIGHT    ☒  Yes (If yes, the Company has the right to redeem this Security on any Business Day after July 15, 2022.)
REPAYMENT RIGHT    ☐ Yes (If yes, the holder of this Security has the right to the repayment of this Security on any Interest Payment Date after             .)
SURVIVOR'S OPTION:
☒  Yes                ☐ No

PROSPECT CAPITAL CORPORATION, a Maryland corporation (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Principal Amount stated above on the Maturity Date shown above, and to pay interest on each payment date and at maturity as follows:
•in the case of a Security that provides for monthly interest payments, the Interest Payment Dates shall be the fifteenth day of each calendar month (or, if not a Business Day, the next succeeding Business Day), commencing the first succeeding calendar month following the month in which the Security is issued;
•    in the case of a Security that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of every third month (or, if not a Business Day, the next succeeding Business Day), commencing in the third succeeding calendar month following the month in which the Security is issued;
•    in the case of a Security that provides for semi-annual interest payments, the Interest Payment Dates shall be the fifteenth day of each sixth month (or, if not a Business Day, the next succeeding Business Day), commencing in the sixth succeeding calendar month following the month in which the Security is issued; and
•    in the case of a Security that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month (or, if not a Business Day, the next succeeding Business Day), commencing in the twelfth succeeding calendar month following the month in which the Security is issued.
The first payment of interest on any Security originally issued between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date to the registered owner of such Security on such next succeeding Record Date. Unless the applicable pricing supplement states otherwise, interest on the Securities will be computed on the basis of a 360-day year of twelve 30-day months.
Interest payments on this Security will include interest accrued from and including the last date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date if no interest has been paid or provided for) to but excluding the Interest Payment Date or the Maturity Date, as the case may be. If the Interest Payment Date or the Maturity for any Security falls on a day that is not a Business Day, the payment of principal and interest may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from such Interest Payment Date or Maturity, as the case may be. The interest payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the Record Date, which shall be the close of business on the first day of the calendar month in which such Interest Payment Date occurs, whether or not such date shall be a Business Day, and the interest payable at maturity will be payable to the person to whom the principal hereof shall be payable.
Payments of such principal and interest shall be made in United States dollars at the office or agency of the Company in New York, New York, subject to the right of the Company to vary or terminate the appointment of such agency, shall initially be at the principal office of U.S. Bank National Association, 100 Wall Street - Suite 1600, New York, NY 10005 (the "Corporate Trust Office"); provided, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security register; provided, further that so long as CEDE & CO. or another nominee of the Depositary is the registered owner of this Security, payments of principal and interest will be made in immediately available funds through the Depositary's Same-Day Funds Settlement System.
REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.
This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.
[Signatures appear on following pages]

IN WITNESS WHEREOF, PROSPECT CAPITAL CORPORATION has caused this instrument to be signed by facsimile by its duly authorized representative.
Dated: January 13, 2022

Attest:		PROSPECT CAPITAL CORPORATION

By:		By:
	Name: Kristin Van Dask		Name: M. Grier Eliasek
	Title: Secretary		Title: President and Chief Operating Officer

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

REVERSE OF SECURITY

PROSPECT CAPITAL CORPORATION

PROSPECT CAPITAL INTERNOTES®
1.General. This Note is one of a duly authorized issue of securities (herein called the "Securities") of the Company, issued and to be issued in one or more series under an Indenture, dated as of February 16, 2012, as amended (the "Indenture"), between the Company and U.S. Bank National Association (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Securities of the series designated on the face hereof. The Securities of this series may bear different dates, mature at different times and bear interest at different rates. The Securities of this series may be issued from time to time in an unlimited aggregate principal amount.
2.Redemption at the Option of the Company. Unless a Redemption Right is specified on the face hereof, this Security shall not be redeemable at the option of the Company before the Maturity Date specified on the face hereof. If a Redemption Right is so specified, this Security may be redeemed at the option of the Company on any Business Day on and after the date, if any, specified on the face hereof (each, a "Redemption Date"). This Security may be redeemed on any Redemption Date in whole or in part in increments of $1,000 (an "Authorized Denomination") at the option of the Company at a redemption price equal to 100% of the principal amount to be redeemed, together with accrued interest to the Redemption Date, on written notice given not more than 60 days nor less than 5 days prior to the proposed Redemption Date. In the event of redemption of this Security in part only, a new Security for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.
3.Repayment at the Option of the Holder. Unless a Repayment Right is specified on the face hereof, this Security shall not be repayable at the option of the Holder on any date prior to the Maturity Date specified on the face hereof, other than in connection with any applicable Survivor's Option (defined below). If a Repayment Right is so specified, this Security is subject to repayment at the option of the Holder on any Interest Payment Date on and after the date, if any, indicated on the face hereof (each, a "Repayment Date"). On any Repayment Date, this Security shall be repayable in whole or in part in increments of $1,000 at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued interest thereon to the Repayment Date. In order for a Security to be repaid in whole or in part at the option of the Holder, the Trustee must receive, at the Corporate Trust Office, or such other office of which the Company shall from time to time notify the Holders of the Securities, at least 30 days but not more than 60 days prior to the Repayment Date on which this Security is to be repaid, this Security with the form entitled "Option to Elect Repayment" below duly completed. Once this Security is delivered for repayment, the Holder may not revoke its exercise of the repayment option.
4.Repayment Upon Death. If the Survivor's Option is affirmatively specified on the face hereof, the Holder of the Security shall have the right to require the Company to repay a Security prior to its maturity date upon the death of the beneficial owner of the Security as described below. The Company calls this right the "Survivor's Option."
Upon exercise of the Survivor's Option, the Company will, at its option, either repay or repurchase any Security (or portion thereof) properly tendered for repayment by or on behalf of the person (the "Representative") that has authority to act on behalf of the deceased beneficial owner of the Security at a price equal to the sum of:
•    100% of the principal amount of the deceased beneficial owner's beneficial interest in such Security, and
•    accrued and unpaid interest, if any, to the date of such repayment or repurchase, subject to the following limitations.
The Survivor's Option may not be exercised unless the Security was owned by the beneficial owner or the estate of that beneficial owner at least six months prior to such exercise. In addition, the Company may limit the aggregate principal amount of Securities as to which the Survivor's Option may be exercised as follows:
•    In any calendar year, the Company may, in its sole discretion, limit the aggregate principal amount to the greater of 2% of the outstanding aggregate principal amount of the Securities as of December 31 of the most recently completed calendar year or $2,000,000. The Company calls this limitation the "annual put limitation."

•    For any individual deceased beneficial owner of Securities, the Company may limit the aggregate principal amount to $250,000 for any calendar year. The Company calls this limitation the "individual put limitation."
The Company will not make principal repayments pursuant to the exercise of the Survivor's Option except in principal amounts of $1,000 and multiples of $1,000. If the limitations described above would result in the partial repayment of any Security, the principal amount of the Security remaining outstanding after repayment must be at least $1,000.
An otherwise valid election to exercise the Survivor's Option may not be withdrawn. Each Security (or portion thereof) tendered pursuant to a valid exercise of the Survivor's Option will be accepted in the order all such Securities are received by the Trustee, unless the acceptance of that Security would contravene the annual put limitation or the individual put limitation. If, as of the end of any calendar year, the aggregate principal amount of Securities (or portions thereof) that have been tendered pursuant to the valid exercise of the Survivor's Option during that year has exceeded either the annual put limitation or the individual put limitation for that year, any exercise(s) of the Survivor's Option with respect to Securities (or portions thereof) not accepted during such calendar year because such acceptance would have contravened either such limitation shall be deemed to be tendered in the following calendar year in the order all such Securities (or portions thereof) were originally tendered.
Any Security (or portion thereof) accepted for repayment or repurchase pursuant to exercise of the Survivor's Option will be repaid or repurchased on the first Interest Payment Date to occur at least 20 calendar days after the date of acceptance. If that date is not a Business Day, payment will be made on the next succeeding Business Day. In the event that a Security (or any portion thereof) tendered for repayment or repurchase pursuant to valid exercise of the Survivor's Option is not accepted, the Trustee will deliver a notice by first-class mail to the registered Holder, at that Holder's last known address as indicated in the Security register, that states the reason that the Security (or portion thereof) has not been accepted for repayment.
Subject to the foregoing, in order to validly exercise a Survivor's Option, the Trustee must receive from the Representative of the deceased beneficial owner:
•    appropriate evidence satisfactory to the Trustee (A) that the deceased was the beneficial owner of such Security at the time of death and the interest in such Security was owned by the deceased beneficial owner or his or her estate at least six months prior to the request for repayment or purchase, (B) that the death of such beneficial owner has occurred, (C) of the date of such death, and (D) that the Representative has authority to act on behalf of the deceased beneficial owner;
•    if the interest in the Security is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased's beneficial ownership of the Security;
•    a written request for repayment signed by the Representative, with the signature guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States;
•    if applicable, a properly executed assignment or endorsement;
•    tax waivers and such other instruments or documents that the Trustee reasonably required in order to establish the validity of the beneficial ownership of the Security and the claimant's entitlement to payment; and
•    any additional information the Trustee reasonably required to evidence satisfaction of any conditions to the exercise of the Survivor's Option or to document beneficial ownership or authority to make the election and to cause the repayment or repurchase of the Security.
Subject to the annual put limitation and the individual put limitation, all questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Trustee in its sole discretion. The Trustee's determination will be final and binding on all parties.
The death of a person holding a beneficial interest in a Security as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased Holder's spouse, will be deemed the death of the beneficial owner of the Security, and the entire principal amount of the Security so held will be subject to the Survivor's Option. The death of a person holding a beneficial interest in a Security as a tenant in common with a person other than such deceased Holder's spouse will be deemed the death of the beneficial owner of a Security only with respect to the deceased Holder's interest in the Security. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Security will be deemed the death of the beneficial owner for purposes of the Survivor's Option, regardless of the registered Holder of the Security, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and custodial and trust arrangements where one person has substantially all of the beneficial ownership interest in the Security during his or her lifetime.
For Securities represented by a Global Security, the Depositary or its nominee shall be the holder of such Security and therefore shall be the only entity that can exercise the Survivor's Option for such Security. To obtain repayment or repurchase pursuant to exercise of the Survivor's Option with respect to such Security, the Representative must provide to the broker or other entity through which the beneficial interest in such Security is held by the deceased beneficial owner (i) the documents described in the third preceding paragraph and (ii) written instructions to such broker or other entity to notify the Depositary of such Representative's desire to obtain repayment or repurchase pursuant to exercise of the Survivor's Option. Such broker or other entity shall provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and (ii) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor's Option to the appropriate Representative.
5.Events of Default. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
6.Modifications and Waivers; Obligation of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.
7.Authorized Denominations. The Securities are issuable in registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture, and subject to certain limitations therein set forth and to the limitations described below, if applicable, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
8.Registration of Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security register upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for that purpose in the City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the securities registrar (which shall initially be the Trustee, U.S. Bank National Association, 100 Wall Street - Suite 1600, New York, NY 10005, Attn: Corporate Trust Administration, or at such other address as it may designate as its principal corporate trust office in the City of New York), duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
This Security is exchangeable only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this Security shall be exchangeable for certificated Securities in registered form or (z) an Event of Default, or an event which with the passage of time or the giving of notice would become an Event of Default, with respect to the Securities represented hereby has occurred and is continuing, provided, that the definitive Securities so issued in exchange for this permanent Security shall be in denominations of $1,000 and any integral multiple of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of this permanent Security to be exchanged, and provided further that, unless the Company agrees otherwise, Securities of this series in certificated registered form will be issued in exchange for this permanent Security, or any portion hereof, only if such Securities in certificated registered form were requested by written notice to the Trustee or the Securities Registrar by or on behalf of a person who is beneficial owner of an interest hereof given through the Holder hereof. Except as provided above, owners of beneficial interests in this permanent Security will not be entitled to receive physical delivery of Securities in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
9.Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
10.No Recourse Against Certain Persons. No recourse for the payment of the principal or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any Supplemental Indenture thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation of either of them, either directly or through the Company or any successor corporation of either of them, whether by virtue of any constitution, statute or rule or law or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof and as a condition of and as part of the consideration for the issue hereof, expressly waived and released.
11.Defeasance. The Indenture with respect to any series will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon payment of all of the Securities of such series or upon the irrevocable deposit with the Trustee of cash or U.S. Government Obligations (or a combination thereof) sufficient for such payment in accordance with Article 14 of the Indenture.
12.Governing Law. The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.
13.Defined Terms. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

OPTION TO ELECT REPAYMENT
The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Security (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount hereof to be repaid, together with accrued and unpaid interest hereon, payable to the date of repayment, to the undersigned, at                                         . (Please print or typewrite name and address of the undersigned)
For this Security to be repaid, the undersigned must give to the Trustee at 100 Wall Street - Suite 1600, New York, NY 10005, Attn: Corporate Trust Administration, or at such other place or places of which the Company shall from time to time notify the Holders of the Securities, not more than 60 days nor less than 30 days prior to the date of repayment, this Security with this "Option to Elect Repayment" form duly completed.
If less than the entire principal amount of this Security is to be repaid, specify the portion hereof (which shall be increments of US$1,000) which the holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Securities to be issued to the holder for the portion of this Security not being repaid (in the absence of any such specification, one such Security will be issued for the portion not being repaid):

US$
Signature
Dated:
NOTICE: The signature on this "Option to Elect Repayment" form must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee

NOTICE: The signature(s) should be
guaranteed by an eligible guarantor
institution (banks, stockbrokers, savings
and loan associations, and credit unions
with membership in an approved signature
guarantee medallion program), pursuant to
Rule 17Ad-15 under the Securities
Exchange Act of 1934.

The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations.
TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT-		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors Act

State
Additional abbreviations may also be used though not in the above list.
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(a) unto:
PLEASE INSERT SOCIAL SECURITY
NUMBER OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE

(Please print or typewrite name and address, including postal zip code, of assignee)

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the within Security in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee

NOTICE: The signature(s) should be
guaranteed by an eligible guarantor
institution (banks, stockbrokers,
savings and loan associations, and
credit unions with membership in an
approved signature guarantee medallion
program), pursuant to Rule 17Ad-15
under the Securities Exchange Act of 1934.

EXHIBIT B

Prospect Capital Corporation
Prospect Capital InterNotes®
3.250% Notes due 2027 (the "2027 Notes")
3.500% Notes due 2029 (the "2029 Notes")
3.750% Notes due 2032 (the "2032 Notes")
4.000% Notes due 2037 (the "2037 Notes")
4.250% Notes due 2052 (the "2052 Notes" and together with the
2027 Notes, 2029 Notes, the 2032 Notes and the 2037 Notes, the "Notes")

Filed under Rule 424(b)(2), Registration Statement No. 333-236415
Pricing Supplement Nos. 1112, 1113, 1114, 1115 and 1116 — Dated Monday, January 10, 2022
(To: Prospectus Dated February 13, 2020, and Prospectus Supplement Dated February 13, 2020)

CUSIP Number	ISIN Number	Principal Amount	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking
74348GGX2	US74348GGX25	$1,173,000.00	100.000%	1.250%	$1,158,337.50	Fixed	3.250%	Semi-Annual	1/15/2027	7/15/2022	$16.43	Yes	Unsecured Notes
Redemption Information: Callable at 100.000% on 7/15/2022 and every business day thereafter (“Optional Redemption Date”).

CUSIP Number	ISIN Number	Principal Amount	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking
74348GGY0	US74348GGY08	$119,000.00	100.000%	1.750%	$116,917.50	Fixed	3.500%	Semi-Annual	1/15/2029	7/15/2022	$17.69	Yes	Unsecured Notes
Redemption Information: Callable at 100.000% on 7/15/2022 and every business day thereafter (“Optional Redemption Date”).

CUSIP Number	ISIN Number	Principal Amount	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking
74348GGZ7	US74348GGZ72	$43,000.00	100.000%	2.200%	$42,054.00	Fixed	3.750%	Semi-Annual	1/15/2032	7/15/2022	$18.96	Yes	Unsecured Notes
Redemption Information: Callable at 100.000% on 7/15/2022 and every business day thereafter (“Optional Redemption Date”).

CUSIP Number	ISIN Number	Principal Amount	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking
74348GG20	US74348GG206	$223,000.00	100.000%	3.050%	$216,198.50	Fixed	4.000%	Semi-Annual	1/15/2037	7/15/2022	$20.22	Yes	Unsecured Notes
Redemption Information: Callable at 100.000% on 7/15/2022 and every business day thereafter (“Optional Redemption Date”).

CUSIP Number	ISIN Number	Principal Amount	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking
74348GG38	US74348GG388	$360,000.00	100.000%	3.800%	$346,320.00	Fixed	4.250%	Semi-Annual	1/15/2052	7/15/2022	$21.49	Yes	Unsecured Notes
Redemption Information: Callable at 100.000% on 7/15/2022 and every business day thereafter (“Optional Redemption Date”).
Trade Date: Monday, January 10, 2022 @ 12:00 PM ET
Settle Date: Thursday, January 13, 2022
Minimum Denomination/Increments: $1,000.00/$1,000.00
Initial trades settle flat and clear SDFS: DTC Book Entry only
The Notes will be issued pursuant to the Indenture, dated as of February 16, 2012, as amended and supplemented by that certain One Thousand One Hundred Twelfth, One Thousand One Hundred Thirteenth, One Thousand One Hundred Fourteenth, One Thousand One Hundred Fifteenth and One Thousand One Hundred Sixteenth Supplemental Indenture dated as of January 13, 2022.
The date from which interest shall accrue on the Notes is Thursday, January 13, 2022. The “Interest Payment Dates” for the Notes shall be January 15 and July 15 of each year, commencing July 15, 2022; the interest payable on any Interest Payment Date, will be paid to the Person in whose name the Notes (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date (as defined in the Indenture) for such interest, which shall be January 1 or July 1, as the case may be, next preceding such Interest Payment Date.
The Notes will be redeemable in whole or in part at any time or from time to time, at the option of Prospect Capital Corporation, on or after July 15, 2022 at a redemption price of $1,000 per Note plus accrued and unpaid interest payments otherwise payable for the then-current semi-annual interest period accrued to, but excluding, the date fixed for redemption and upon not less than 5 days nor more that 60 days prior notice to the noteholder and the trustee, as described in the prospectus.
Except for Notes sold to level-fee accounts, Notes offered to the public will be offered at the public offering price set forth above. Agents purchasing Notes on an agency basis for client accounts shall purchase Notes at the public offering price. Notes sold by the Agents for their own account may be sold at the public offering price less the discount specified above. Notes purchased by the Agents on behalf of level-fee accounts may be sold to such accounts at the discount to the public offering price specified above, in which case, such Agents will not retain any portion of the sales price as compensation.
Prospect Capital Corporation is a financial services company that lends to and invests in middle market, privately-held companies. We are organized as an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Prospect Capital Management L.P. manages our investments and Prospect Administration LLC provides the administrative services necessary for us to operate.
This pricing supplement relates only to the securities described in the accompanying prospectus, is only a summary of changes and should be read together with the accompanying prospectus, including among other things the section entitled “Risk Factors” beginning on page 11 of such prospectus. This pricing supplement and the accompanying prospectus contain important information you should know before investing in our securities. Please read it before you invest and keep it for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission, or the “SEC.” This information is available free of charge by contacting us at 10 East 40th Street, 42nd Floor, New York, NY 10016 or by telephone at (212) 448-0702. The SEC maintains a website at www.sec.gov where such information is available without charge upon written or oral request. Our internet website address is www.prospectstreet.com. Information contained on our website is not incorporated by reference into this pricing supplement or the accompanying prospectus and you should not consider information contained on our website to be part of this pricing supplement or the accompanying prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this pricing supplement. Any representation to the contrary is a criminal offense. Obligations of Prospect Capital Corporation and any subsidiary of Prospect Capital Corporation are not guaranteed by the full faith and credit of the United States of America. Neither Prospect Capital Corporation nor any subsidiary of Prospect Capital Corporation is a government-sponsored enterprise or an instrumentality of the United States of America.
InterNotes® is a registered trademark of InspereX Holdings LLC.
Recent Events:
During the period October 15, 2021 through December 15, 2021, we provided notice to call certain of our Prospect Capital InterNotes® at par with the following terms:

Notice Date	Settlement Date	Maturity Date Range	Interest Rate Range	Principal
10/15/2021	11/15/2021	11/15/2025 – 5/15/2031	5.750% – 6.000%	$19.7 million
11/15/2021	12/15/2021	6/15/2028 – 6/15/2043	5.000% - 6.500%	$30.5 million
12/15/2021	1/17/2022	7/15/2031 – 7/15/2043	5.625% - 6.750%	$16.2 million
On December 21, 2021, Digital Room Holdings, Inc. fully repaid the $9.8 million First Lien Term Loan and the $70.0 million Second Lien Term Loan due to us at par. On December 21, 2021, we made a new $135.0 million Second Lien Term Loan investment in DRI Holding, Inc., an online printing and design company.
On December 22, 2021, we increased total commitments of the Revolving Credit Facility (the “Facility”) for Prospect Capital Funding LLC, a GAAP consolidated subsidiary of Prospect, by $20.0 million to $1.2975 billion in the aggregate. Aggregate commitments are from an expanded group of 42 banks.
During the period from October 21, 2021 through December 24, 2021, we received partial repayments of $263.6 million of our Senior Secured Term Loan A and $2.5 million of our Senior Secured Term Loan B outstanding with National Property REIT Corp. (“NPRC”) and its wholly-owned subsidiaries. During the period from November 15, 2021 through December 28, 2021, we provided $77.5 million of Senior Secured Term Loan A funding to NPRC for a property acquisition and to provide working capital. During the period from December 7, 2021 through January 7, 2022, we provided $32.2 million and $2.8 million in Senior Secured Term Loan C and equity financing, respectively, to NPRC to fund purchases of rated secured structured notes. During the period from December 8, 2021 through December 17, 2021, we provided $6.4 million and $1.6 million in Senior Secured Term Loan B and equity financing, respectively, to NPRC to support the purchase of high yield corporate debt.
During the period from October 7, 2021 through January 6, 2022, we issued a total of 4,024,938 shares of our 5.50% Series A1 Preferred Stock and 316,895 shares of our 5.50% Series M1 Preferred Stock, excluding shares issued via the referred Stock Dividend Reinvestment Plan, for net proceeds of $99.0 million.
On November 30, 2021, we notified U.S. Bank National Association, the trustee (the “Trustee”) for our 6.875% Notes due 2029 (the “2029 Notes”), of our election to redeem $69.2 million of the aggregate principal amount of the 2029 Notes outstanding and instructed the Trustee to provide notice of such redemption to the holders of the 2029 Notes in accordance with the terms of the indenture governing the 2029 Notes. Following the settlement of the 2029 Notes redemption on December 30, 2021, none of the 2029 Notes remain outstanding.
On December 30, 2021, we made a new $95.0 million Second Lien Term Loan investment in Magnate Worldwide, LLC, a third-party logistics provider.
On December 30, 2021, we made an additional $65.0 million Second Lien Term Loan investment in BCPE North Star US Holdco 2, Inc.
During the period of October 7, 2021 through January 6, 2022, we issued $34.8 million in aggregate principal amount of Prospect Capital InterNotes® for net proceeds of $34.0 million.

Legal Matters:
In the opinion of Jonathan Li, Authorized Signatory of Prospect Administration, administrator for Prospect Capital Corporation, a Maryland corporation (the “Company”), the certificates evidencing the Notes (the “Note Certificates”) constitute the valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms under the laws of the State of New York subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the law of the State of New York as in effect on the date hereof. In addition, this opinion is subject to the same assumptions and qualifications stated in the letter of Skadden, Arps, Slate, Meagher & Flom, LLP dated March 8, 2012, filed as Exhibit (l)(5) to the Company’s registration statement on Form N-2 (File No. 333-176637) and to the further assumptions that (i) the Note Certificates have been duly authorized by all requisite corporate action on the part of the Company and duly executed by the Company under Maryland law, and (ii) they were duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Fifth Amended and Restated Selling Agent Agreement and the Indenture. Capitalized terms used in this paragraph without definition have the meanings ascribed to them in the accompanying prospectus supplement.

Prospect Capital Corporation
10 East 40th Street, 42nd Floor
New York, New York 10016
In the opinion of Venable LLP, as Maryland counsel to the Company, (i) the execution and delivery by the Company of the Indenture, dated as of February 16, 2012, as amended and as supplemented through the One Thousand One Hundred Twelfth, One Thousand One Hundred Thirteenth, One Thousand One Hundred Fourteenth, One Thousand One Hundred Fifteenth and One Thousand One Hundred Sixteenth Supplemental Indentures, between the Company and U.S. Bank National Association, and the global notes representing the Notes issued pursuant to such Supplemental Indentures, and the performance by the Company of its obligations thereunder, have been duly authorized by the Company and (ii) the issuance of the Notes has been duly authorized by the Company. This opinion is given to the Company as of January 10, 2022 and is limited to the laws of the State of Maryland as in effect on January 10, 2022. In addition, this opinion is subject to the same assumptions, qualifications and limitations stated in the opinion letter to the Company of Venable LLP, dated September 12, 2019, filed as Exhibit (l)(1) to the Company’s Registration Statement on Form N-2 (File No. 333-232998). Capitalized terms used in this paragraph without definition have the meanings ascribed to them in the accompanying prospectus supplement.